EXHIBIT 23.2

                     INDEPENDENT AUDITORS' CONSENTS


      We consent to the use in this Registration Statement of Medley Credit Acceptance Corp. on Form SB-2 of our report dated September 13, 1996, except for Notes 3, 5 and 8 as to which date is December 6, 1996, appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us as "Experts" in such Prospectus.


                                       /s/ Israeloff, Trattner & Co. P.C.

                                       Israeloff, Trattner & Co. P.C.

     Valley Stream, New York
     July 11, 1997